                                                                   EXHIBIT 10(h)

                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

         AGREEMENT entered into this 8th day of November, 1996 (the "Effective Date"), by and between The Bank of East Ridge (the "Bank"), East Ridge Bancshares, Inc. (the "Company"), and Daniel O. Crye (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as an executive officer, and the Bank deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

         WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or the Company.

         NOW, THEREFORE, the undersigned parties AGREE as follows:

         1. Defined Terms

         When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

         (a) "Change in Control" shall mean the sale of 75% or more of the voting stock of the Bank or the Company to a person or entity that is not as of the date hereof a stockholder of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

         (c) Code ss. 280G Maximum" shall mean product of 2.99 and his "base amount" as defined in Code ss. 280G(b)(3).

         (d) "Good Reason" shall mean any of the following event, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the date of the Change in Control; (ii) a reduction of more than 10% in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; to the Employee of duties and responsibilities materially different from those normally associated with his position; or (iv) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee is serving on such Board on the date of the Change in Control.

         (e) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.


         (f) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the second annual anniversary of the Change in Control.


         (g) "Trust" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Bank and the Company.

         2. Trigger Events

         The Employee shall be entitled to collect the severance benefits set forth in Section 3 of this Agreement in the event that for any reason other than Just Cause (i) the Employee voluntarily terminates employment either for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment during the Protected Period. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause or if a Change in Control never occurs.

         3. Amount of Severance Benefit


         If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to one times the Employee's base annual salary in effect when the Protected Period begins. In no event, however, will this amount exceed the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G(b)(2) that the Employee receives on account of the Change in Control. Said sum shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company.

         In the event that the Employee and the Bank agree that the Employee has collected an amount exceeding the Code Section 280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         4. Funding of Grantor Trust upon Change in Control

         Not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the severance benefit provided for in Section 3, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the earlier of the Trust's final payment of all amounts due under the following paragraphs or the date 27 months after the change in control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.


        During the 27-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within three days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         5. Post-Termination Health Coverage. At any time before the closing date of a Change in Control, the Employee may obtain the right to employer-paid health coverage through execution and return to the Bank of the Non-Competition Agreement attached as an addendum hereto.

         6. Term of the Agreement. This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the later of (A) the date 12 months after the Effective Date and (B) if a Change in Control occurs during the term of this Agreement, the end of the Protected Period, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of his employment with the Bank under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the Board of Directors has discretion to extend this Agreement for an additional one-year period beyond the then effective expiration date.

         7. Expense Reimbursement.

         In the event that any dispute arises between the Employee and the Bank or the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

         8. Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

         (b) Since the Bank and the Company are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank and the Company.

         9. Consideration from Company: Joint and Several Liability. In the event that the Bank does not pay the benefits due to the Employee under Section 3 of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement.

         10. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         11. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         13. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                        THE BANK OF EAST RIDGE


                                        EAST RIDGE BANCSHARES, INC


                                        /s/ Daniel O. Crye
                                        ----------------------------------------
                                        DANIEL O. CRYE

                                   ADDENDUM TO
                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

                             BANK OF EAST RIDGE AND
                           EAST RIDGE BANCSHARES, INC.


                            Non-Competition Agreement



         AGREEMENT, made this ___ day of _____________, ________ by and between the Bank of East Ridge (the "Bank"), East Ridge Bancshares, Inc. (the "Company"), and James D. Renegar (the "Employee") on behalf of themselves, and their heirs, successors and assigns with reference to the following:


         WHEREAS, the parties have entered into a Change-in-Control Protective Agreement dated November 8, 1996 (the "Protective Agreement"), and desire by this writing to set forth the terms of a non-competition agreement that is being offered to the Employee on a voluntary basis; and

         WHEREAS, the parties agree that the terms defined in the Protective Agreement shall have the same meaning herein, and that the consideration recited below is mutually acceptable and sufficient for the covenants made.

         NOW THEREFORE, the undersigned agree as follows:

         1. For a period of three years following the Employee's termination of employment during the Protected Period, the undersigned Employee shall not engage in any activities, business, or enterprise which competes directly with the business of the Bank or the Company or any of their subsidiaries or affiliates within any county in which the Bank or Company has a branch at the time of the Change-in-Control, nor during such period will Employee make use of any confidential information related to the Bank or the Company, its operations or its customer base gained during the course of Employee's employment in a subsequent activity, business or enterprise.

         2. The Bank and any successors will provide, and fully pay all premiums for health insurance coverage for the Employee and his family from the date of the Change-in-Control until the Employee becomes employed with another employer, or a maximum of three years.

         3. The Employee recognizes that any breach of the restrictions set forth in this Agreement will result in irreparable injury to the Bank and the Company for which there is not an adequate monetary remedy at law, and therefore agrees that the Bank and the Company shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event this Agreement shall be

Addendum to Change in Control Protective Agreement
November 8, 1996
Page 2



determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

         4. In the event that the Employee is assigned by the Bank or the Company to work for any other company or organization which is a subsidiary or joint venture of or is otherwise affiliated with the Bank, such employment shall be deemed to be employment by the Bank for the purpose of this Agreement.

         5. The provisions of Sections 7 through 13 of the Protective Agreement shall be incorporated by reference in, and hereby become terms of, this Agreement.

         IN WITNESS WHEREOF, the parties have enacted this Agreement on the day and year first hereinabove written.


                                        THE BANK OF EAST RIDGE

                                        By: __________________________________
                                        Title: _______________________________


                                        EAST RIDGE BANCSHARES, INC.

                                        By: __________________________________
                                        Title: _______________________________




                                        By: /s/ Daniel O. Crye
                                           ------------------------------------
                                                      DANIEL O. CRYE